Exhibit (a)(1)(O)
Eligible Options

Listed below are the grant dates, grant prices (in U.S. dollars) and expiration dates of Intel stock options that are currently eligible for the employee stock option exchange program.
Grant eligibility is subject to change throughout the exchange window. This table will be updated regularly, but may not reflect the most current information.
The information is current as of 09-16-09.

Grant Date		Grant Price	Expiration Date
Year 2000:
	10/10/2000	$38.8125	10/10/2010
	10/24/2000	$43.0625	10/24/2010
	11/14/2000	$40.3437	11/14/2010
	11/28/2000	$43.3125	11/28/2010
	12/12/2000	$37.1484	12/12/2010
	12/26/2000	$32.9375	12/26/2010
Year 2001:
	1/9/2001	$32.4062	1/9/2011
	1/23/2001	$34.3203	1/23/2011
	2/13/2001	$33.8125	2/13/2011
	2/27/2001	$29.9375	2/27/2011
	3/13/2001	$28.6875	3/13/2011
	3/21/2001	$25.6875	3/21/2011
	3/27/2001	$28.8828	3/27/2011
	4/10/2001	$24.2250	4/10/2011
	4/24/2001	$29.9700	4/24/2011
	5/8/2001	$31.3500	5/8/2011
	5/22/2001	$29.9150	5/22/2011
	6/12/2001	$29.6050	6/12/2011
	6/26/2001	$28.5500	6/26/2011
	7/10/2001	$28.4300	7/10/2011
	7/24/2001	$29.0100	7/24/2011
	8/14/2001	$30.5450	8/14/2011
	8/28/2001	$29.0450	8/28/2011
	9/17/2001	$24.2500	9/17/2011
	9/25/2001	$21.3785	9/25/2011
	10/9/2001	$21.6650	10/9/2011
	10/23/2001	$25.4450	10/23/2011
	10/31/2001	$24.3650	10/31/2011
	11/13/2001	$29.5050	11/13/2011
	11/27/2001	$31.9450	11/27/2011
	12/11/2001	$33.5950	12/11/2011
	12/26/2001	$32.5700	12/26/2011

Grant Date		Grant Price	Expiration Date
Year 2002:
	1/8/2002	$35.4600	1/8/2012
	1/22/2002	$32.5755	1/22/2012
	2/12/2002	$33.0600	2/12/2012
	2/26/2002	$30.5950	2/26/2012
	3/12/2002	$32.6650	3/12/2012
	3/26/2002	$30.4950	3/26/2012
	4/9/2002	$29.3250	4/9/2012
	4/23/2002	$29.8535	4/23/2012
	5/14/2002	$29.8610	5/14/2012
	5/28/2002	$28.1450	5/28/2012
	6/11/2002	$21.0350	6/11/2012
	11/26/2002	$20.3500	11/26/2012
Year 2003:
	6/10/2003	$21.7250	6/10/2013
	6/24/2003	$20.3900	6/24/2013
	7/8/2003	$23.0350	7/8/2013
	7/22/2003	$24.2900	7/22/2013
	8/12/2003	$24.1100	8/12/2013
	10/16/2003	$31.8300	10/16/2013
Year 2004:
	1/16/2004	$33.0300	1/16/2014
	1/21/2004	$32.0600	1/21/2014
	4/15/2004	$26.9950	4/15/2014
	7/15/2004	$23.3550	7/15/2011
	10/14/2004	$20.7494	10/14/2011
	11/15/2004	$23.6000	11/15/2011
Year 2005:
	1/13/2005	$22.9800	1/13/2012
	2/2/2005	$22.6300	2/2/2015
	4/21/2005	$23.1600	4/21/2012
	7/21/2005	$27.2600	7/21/2012
	10/20/2005	$23.6150	10/20/2012
Year 2006:
	1/19/2006	$22.6300	1/19/2013
	10/19/2006	$20.9100	10/19/2013
Year 2007:
	1/18/2007	$20.7000	1/18/2014
	4/19/2007	$21.5200	4/19/2014
	7/19/2007	$25.2050	7/19/2014
	10/18/2007	$26.7250	10/18/2014
Year 2008:
	4/17/2008	$22.1100	4/17/2015
	7/17/2008	$21.7200	7/17/2015

Important legal information
Intel has filed a Tender Offer Statement (which includes the Offer to Exchange document) with the Securities and Exchange Commission (SEC) for the commencement of the employee stock option exchange program. Intel stock option holders should read this document before participating in the program, as it contains important information. Intel stock option holders can obtain this document on Circuit or from the SEC’s website at www.sec.gov. In addition, stock option holders may obtain free copies of the documents filed by Intel with the SEC by directing a written request to: Intel Corporation, 2200 Mission College Boulevard, Santa Clara, California, 95054-1549, Attention: Investor Relations.
The Offer to Exchange document filed with the SEC has the official terms and conditions of the employee stock option exchange program. In the event there is a discrepancy in the information provided here, the Offer to Exchange document will govern.